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                                                                    EXHIBIT 99.4

                            NOTICE TO BROKER DEALERS

                           ENCORE ACQUISITION COMPANY

                OFFER TO EXCHANGE ITS 8 3/8% SENIOR SUBORDINATED
              NOTES DUE 2012 WHICH HAVE BEEN REGISTERED UNDER THE
                        SECURITIES EXCHANGE ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   8 3/8% SENIOR SUBORDINATED NOTES DUE 2012
               THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT
                   FROM REGISTRATION UNDER THE SECURITIES ACT

                                December 9, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Encore Acquisition Company, a Delaware corporation (the "Company"), is offering upon the terms and conditions set forth in the Prospectus, dated December 6, 2002 (as the same may be amended from time to time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 8 3/8% Senior Subordinated Notes due 2012 (the "Exchange Notes") for an equal principal amount of its 8 3/8% Senior Subordinated Notes due 2012 (the "Old Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Old Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and will contain different administrative terms. Old Notes may only be tendered in integral multiples of $1,000.

     THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE PROSPECTUS.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus, dated December 6, 2002.

          2. A Letter of Transmittal to exchange the Old Notes for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange the Old Notes.

          3. A form of letter which may be sent to your clients for whose accounts you hold the Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

          4. A Notice of Guaranteed Delivery.

          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ATTENTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 9, 2003, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR YOUR NOMINEE AS QUICKLY AS POSSIBLE.

     In most cases, exchanges of the Old Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Old Notes,
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(b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

     If holders of the Old Notes wish to tender, but it is impracticable for them to forward their certificates for the Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer -- Procedures for Tendering."

     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of the Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of the Old Notes to it, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON TO BE DEEMED TO BE THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.